EXHIBIT 5
                                 PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.               BALTIMORE
                           WASHINGTON, D.C. 20036-2430                NEW YORK
                                  202-861-3900                      PHILADELPHIA
                                FAX: 202-223-2085                      EASTON

                                January 27, 1997


Paradigm Advanced Technologies, Inc.
5140 Yonge Street, Suite 1525
North York, Ontario  M2N 6L7

         Re:      Registration Statement on Form SB-2 (File No. 333-18733)

Ladies and Gentlemen:

     We have acted as counsel to Paradigm Advanced Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, which registers 13,591,640 shares of the Company's Common Stock, par value of $0.0001; which number includes 344,084 shares of Common Stock issuable upon the exercise of options granted under the Company's 1996 Stock Option Plan (the "Plan"); and 3,607,111 shares of Common Stock issuable upon the exercise of certain Warrants (collectively, the "Shares").

     In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the Plan, the Warrants, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares, an Officer's Certificate of the Company dated January 27, 1997 and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed. As to factual matters, we have relied on the Officer's Certificate and have not independently verified the matters stated therein. Finally, we have assumed for purposes of the opinion expressed herein that, prior to any future issuance of Shares, there will exist, under the Charter of the Company, the requisite number of authorized and unissued Shares.

     Based upon the foregoing and limited in all respects to applicable Delaware law, we are of the opinion and advise you that the Shares issued to date and to be issued by the Company pursuant to the options and warrants have been duly and validly authorized and are, or, when issued and delivered as contemplated in the Registration Statement and in accordance with the options and warrants, will be, validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                              Very truly yours,
                                              /s/ Piper & Marbury L.L.P.

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